LASALLE NATIONAL BANK
--------------------------------------------------------------------------------
135 South LaSalle Street
Chicago, Illinois 60690


EXTRACT FROM THE BYLAWS


SECTION 9.2. EXECUTION OF INSTRUMENTS.
All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted for the bank by the chairman of the board, or the vice chairman of the board, or the president, or any executive vice president, or any senior vice president, or any vice president, or the secretary, or the cashier, or, if in connection with the exercise of fiduciary powers of the bank by any of said officers or by any officer in the trust department. Any such instrument may also be signed, executed, acknowledged, verified, delivered or accepted for the bank in such other manner and by such other officers as the board may from time to time direct. The provisions of this Section 9.2 are supplementary to any other provisions of these by laws.

RESOLUTION OF THE BOARD OF DIRECTORS

The Board of Directors at a meeting held March 20, 1991, adopted the following
Resolution:

RESOLVED,

1. Either the chairman of the board or any vice chairman of the board, or the president, or any executive vice president, or any senior vice president, or any vice president, or any assistant vice president, is hereby authorized in said officer's discretion, to do or perform any or all corporate and official acts in carrying on the business of the bank, either of its own or when acting in any fiduciary capacity whatsoever, and said officer is hereby empowered in said officer's discretion to appoint all necessary agents and attorneys; also, to make, execute and acknowledge all deeds, conveyances, mortgages, releases, leases, agreements, contracts, bills of sale, assignments, powers of attorney, or of substitution, proxies, certificates, declarations, receipts, discharges, satisfactions, settlements, petitions, schedules, accounts, affidavits, indemnity bonds and other instruments in writing in connection with the purchase, sale, mortgage, exchange, lease, assignment, transfer, management or handling in any way of any property, real or personal, of any description, held or controlled by the bank, either in its own right, or in any fiduciary capacity and either the cashier, or any assistant cashier, the secretary, or any assistant secretary is authorized to attest and affix the corporate seal to any and all instruments in writing, requiring such attestation, or which are executed under seal. The enumeration of particular powers in this resolution shall not restrict or be taken to restrict in any way, the general powers and authorities otherwise given to said officers or any of them.

2. FURTHER RESOLVED, That either the chairman of the board, or any vice chairman of the board, or the president is hereby authorized to designate any other officer or any employee to do or perform any or all such corporate and official acts in carrying on the business of the bank, either of its own or when acting in any fiduciary capacity whatsoever, that said designating officer has been empowered to perform by resolution of this board of directors.

3. All bonds, debentures, notes or other obligations of any corporation, state, public agency or political subdivision; all stock certificates, voting trust certificates, warrants, scrip certificates or other instruments to be signed or countersigned by this bank as transfer agent, registrar or in any other agency capacity; all certificates of deposit or deposit receipts to be signed by this bank as depositary, may be signed for this bank by any officer of this bank (except the auditor or an assistant auditor) or by such of the employees of this bank in the trust department as shall from time to time be designated by the officer in charge of the trust department, and for such purpose only, each employee who shall be so designated, is hereby appointed and authorized to so sign as an assistant trust officer, assistant secretary and an authorized officer of this bank.

STATE OF ILLINOIS )
                  )  SS.
COUNTY OF COOK    )

I, MICHAEL E. RICAURTE, (Cashier), (Secretary), (Assistant Secretary), do hereby certify that the above and foregoing is a correct copy of an extract from section 9.2 of the Bylaws and the resolution of the Board of Directors of LaSalle National Bank, Chicago, Illinois, in full force and effect at this date.
     I further certify that the individual(s) whose name(s) and signature(s) appear(s) below (is) (are) authorized to act and sign for and on behalf of LaSalle National Bank, Chicago, Illinois.


                /s/ E. VAUGHN GORDY
                ---------------------------
                E. Vaughn Gordy
                First Vice President





WITNESS my hand and the corporate seal of said Bank this 11th day of February, A.D., 1999

                                    /s/ MICHAEL E. RICAURTE
                                    ------------------------------------
                                    (Cashier) (Secretary) (Assistant Secretary)


                                      A-1